Exhibit 2.3

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE(this “Supplemental Indenture”), dated as of November 13, 2015, among Telesat (IOM) Holdings Limited (“Telesat IOM Holdings”) and Telesat International Limited (“Telesat UK”, and together with Telesat IOM Holdings, the “Guaranteeing Subsidiaries”), each a subsidiary of Telesat Canada (the “Issuer”), the Issuer, Telesat LLC, a Delaware limited liability company (the “Co-Issuer” and together with the Issuer, the “Co-Issuers”), the other Guarantors (as defined in the Indenture referred to herein (the “Existing Guarantors”)) and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Co-Issuers and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as supplemented by the First Supplemental Indenture thereto, dated September 13, 2013, the “Indenture”), dated as of May 14, 2012 providing for the issuance of 6.0% Senior Notes Due 2017 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Co-Issuers’ obligations under the Notes and the Indenture (each, a “Guarantee”, and collectively, the “Guarantees”);

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Co-Issuers and Guarantors have been authorized by Board Resolutions of their respective Board of Directors to enter into this Supplemental Indenture; and

WHEREAS, the Co-Issuers hereby direct the Trustee to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.          CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.          GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including but not limited to Article Twelve thereof.

3.          WAIVER OF BENEFIT OR ADVANTAGE. Each Guaranteeing Subsidiary hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Holdings or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until all amounts then due and payable by the Co-Issuers with respect to the Notes shall have been paid in full.

4.          NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of any Guaranteeing Subsidiary, or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Co-Issuers or the Guarantors under the Notes, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation to the extent permitted by applicable law. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5.          NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6.          TRUST INDENTURE ACT CONTROLS. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the TIA, the provision required by the TIA shall control as if this Supplemental Indenture were qualified under the TIA. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or excluded, as the case may be.

7.          COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.          EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9.          THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Co-Issuers, and the Trustee assumes no responsibility for their correctness.

10.         SEPARABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

TELESAT LUXEMBOURG S.à r.l.

By:	/s/ Nicolas Edwards
	Name:	Nicolas Edwards
	Title:	Manager

[Signature Page – Supplemental Indenture]

TELESAT HOLDINGS INC.

TELESAT INTERCO INC.

TELESAT CANADA

TELESAT SATELLITE GP, LLC
By:	Telesat Canada, as sole member

TELESAT SATELLITE LP
By:	Telesat Satellite GP, LLC, as general partner
By:	Telesat Canada, as sole member

By:	/s/ Christopher S. DiFrancesco
	Name:	Christopher S. DiFrancesco
	Title:	Vice President, General Counsel, and
Secretary

[Signature Page – Supplemental Indenture]

SKYNET SATELLITE CORPORATION

TELESAT INTERNATIONAL, L.L.C.
By:	Skynet Satellite Corporation, as sole member

TELESAT BRAZIL HOLDINGS LLC
By:	Skynet Satellite Corporation, as sole member

TELESAT NETWORK SERVICES, INC.

TELESAT NETWORK SERVICES INTERNATIONAL, INC.

TELESAT NETWORK SERVICES HOLDINGS L.L.C.
By:	Telesat Network Services, Inc., as sole member

TELESAT SATELLITE HOLDINGS CORPORATION

INFOSAT ABLE HOLDINGS, INC.

INFOSAT COMMUNICATIONS GP INC.

INFOSAT COMMUNICATIONS LP
By:	Infosat Communications GP Inc., as general partner

By:	/s/ Christopher S. DiFrancesco
	Name:	Christopher S. DiFrancesco
	Title:	Secretary

[Signature Page – Supplemental Indenture]

ABLE INFOSAT COMMUNICATIONS, INC.

By:	/s/ Michelle Williamson
	Name:	Michelle Williamson
	Title:	President, Secretary and Treasurer

[Signature Page – Supplemental Indenture]

TELESAT LLC

By:	/s/ Michel G. Cayouette
	Name:	Michel G. Cayouette
	Title:	Chief Financial Officer and Treasurer

[Signature Page – Supplemental Indenture]

EXECUTED and DELIVERED as a DEED
for and on behalf of
TELESAT (IOM) LIMITED

By:	/s/ Jason Harrison
	Name:	Jason Harrison
	Title:	Director

EXECUTED and DELIVERED as a DEED
for and on behalf of
TELESAT (IOM) HOLDINGS LIMITED

By:	/s/ Jason Harrison
	Name:	Jason Harrison
	Title:	Director

EXECUTED and DELIVERED as a DEED
for and on behalf of
TELESAT INTERNATIONAL LIMITED

By:	/s/ Clarissa Offwood
	Name:	Clarissa Offwood
	Title:	Director

[Signature Page – Supplemental Indenture]

TELESAT SPACE PARTICIPAÇÕES LTDA.

TELESAT BRASIL CAPACIDADE DE SATÉLITES LTDA.

TELESAT BRASIL LTDA.

TELESAT SERVIÇOS DE TELECOMUNICAÇÃO LTDA.

By:	/s/ Mauro Wajnberg
	Name:	Mauro Wajnberg
	Title:	Officer

[Signature Page – Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as
Trustee

By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

[Signature Page – Supplemental Indenture]